Filed pursuant to Rule 433. Registration Statement Nos. 333-162219, 333-162219-01, 333-162193 and 333-162193-01.

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The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of
Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities)
have each filed a
registration statement (including a prospectus) with the Securities and
Exchange Commission (SEC) for
the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs,
you should read the relevant prospectus in such registration statement and other documents that have
been filed with the SEC for more complete information about the relevant RBS
Entities and offerings.
You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering
will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855
-RBS-ETPS (toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                      Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                      What is the redemption value of an RBS ETN?
                      What is the difference between the market price of an RBS ETN and its redemption value?
                      Can an RBS ETN trade at a premium or discount to its redemption value?
                      What is the tax treatment of an investment in an RBS ETN?
                      What are some of the key risks to investing in RBS ETNs?
                      What else should I consider?
                     RBS ETNs are not suitable for all investors. Before buying an RBS ETN, you should carefully read the applicable pricing
                     supplement and prospectus, which contains a description of the material terms of the RBS ETNs, including risks that
                     you should consider. You should not buy any RBS ETNs if you are not willing to risk losing some or all of your investment, if you want an income stream, or if you are unwilling to be exposed to fluctuations in the market price of your
                     ETNs and the performance of the underlying market measure which your ETN tracks.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                      Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                      What is the redemption value of an RBS ETN?
                      What is the difference between the market price of an RBS ETN and its redemption value?
                      Can an RBS ETN trade at a premium or discount to its redemption value?
                      What is the tax treatment of an investment in an RBS ETN?
                      What are some of the key risks to investing in RBS ETNs?
                     The applicable pricing supplement and prospectus for your RBS ETNs will describe material risks related to an investment in RBS ETNs. These risks include the following:

[] Credit risk of the issuer.  All payments on RBS ETNs will depend on the ability of the relevant Issuer to pay its obligations when due.  RBS ETNs issued by RBS N. V.  and RBS plc are also fully and unconditionally guaranteed by RBS Holdings and RBS Group, respectively.  As such, if the relevant Issuer fails to make any required payments on the ETNs, your receipt of such payments will depend on the ability of the applicable guarantor to pay its obligations.
RBS ETNs do not guarantee any return to you of the principal invested.  RBS
ETNs are not FDIC insured.

[] Market Risk.  The return on an RBS ETN will depend on the performance of the underlying market measure(s) which it tracks.  The underlying market measure(s)
may perform poorly, resulting in a negative impact on the RBS ETN and may result in a loss to the investor.

[] Investor Fee. The amount payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the underlying market measure(s) to which your ETNs are linked must increase by an amount sufficient to offset such in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption.  If the level of the underlying market measure(s) decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the face amount of your investment at maturity or upon early repurchase or redemption.

[] Liquidity risk.  Even though RBS ETNs are expected to be listed on a U. S.
securities exchange, there is no guarantee that the listing will be maintained or that a secondary market will develop.  The relevant Issuer is not required to maintain any  listing of RBS ETNs on any securities exchange.

[] Restrictions.  on your ability to offer RBS ETNs for repurchase by the issuer.  Through your broker, you may offer RBS ETNs for repurchase by the relevant Issuer only if minimum amounts are offered and certain procedures described in the applicable pricing supplement are followed.

[] Call risk.  The relevant Issuer also has the right to redeem your ETNs at its option.  If the relevant Issuer elects to repurchase your ETNs at its option, you may not be able to reinvest the proceeds that you receive in another investment comparable to the RBS ETNs.

[] Uncertain tax treatment Significant aspects of the U. S.  federal income tax treatment of the ETNs are uncertain, and the Internal Revenue Service or a court might not agree with the tax consequences described in the applicable pricing  supplement.

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                      Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                      What is the redemption value of an RBS ETN?
                      What is the difference between the market price of an RBS ETN and its redemption value?
                      Can an RBS ETN trade at a premium or discount to its redemption value?
                      What is the tax treatment of an investment in an RBS ETN?
                     You should review carefully the section in the applicable pricing supplement entitled "U.S. Federal Income Tax
                     Consequences."
                      What are some of the key risks to investing in RBS ETNs?
                      What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                      Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                      What is the redemption value of an RBS ETN?
                      What is the difference between the market price of an RBS ETN and its redemption value?
                      Can an RBS ETN trade at a premium or discount to its redemption value?
                     Yes. Yes. The market price for an RBS ETN may, at any time, be higher or lower than its redemption value for various
                     reasons. For example, market or other factors could potentially prevent the relevant Issuer from issuing additional
                     securities of existing RBS ETNs, which may result in increased demand for those ETNs, causing those ETNs to trade at
                     a premium in the secondary market. Conversely, events such as an issuer credit rating downgrade may adversely impact the market price of RBS ETNs, causing it to trade at a discount to their redemption value. The daily repurchase
                     feature described above is intended to induce arbitrageurs to counteract any trading of the RBS ETNs at a discount to
                     their indicative value. However, we cannot assure you that arbitrageurs will use the repurchase feature in this manner.

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                      Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                      What is the redemption value of an RBS ETN?
                      What is the difference between the market price of an RBS ETN and its redemption value?
                     The market price of an RBS ETN is the bid or ask price for that ETN as quoted on the relevant U.S. securities exchange
                     on which the ETN is listed. As with stocks, the market price of an ETN will depend on the supply and demand for that
                     ETN, as well various other factors, including market conditions and the issuer's actual or perceived creditworthiness.
                     The redemption value of an RBS ETN, however, is calculated by RBS Securities Inc., as calculation agent, based on the
                     performance of the underlying market measure(s), reduced by the applicable investor fee, in accordance with a pre-
                     determined formula. The redemption value will not fluctuate based on the supply or demand for the RBS ETNs as traded
                     on the U.S. securities exchange, nor will it fluctuate in response to any changes in the issuer's credit ratings. However,
                     because the redemption value depends on the performance of the underlying market measure(s), which can fluctuate
                     based on market conditions, changes in market conditions may have an impact on the redemption values of the RBS
                     ETNs.

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products             How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us             What happens if I buy and hold an RBS ETN to its maturity?
                     Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                     What is the redemption value of an RBS ETN?

The redemption value of an RBS ETN means the amount that would be payable by the relevant Issuer to the investor if the ETN were to be repurchased or redeemed by such Issuer either prior to or on the maturity date. The redemption value for an RBS ETN on any given day will depend on the performance of the underlying market measure(s) which the ETN tracks, less the applicable investor fee and repurchase fee. The applicable pricing supplement and prospectus describe how this amount is determined for the relevant RBS ETNs. The daily redemption value for each outstanding RBS ETN will be published on
www.rbs.com/etnUS. Information contained on that website is not incorporated by reference in, and should not be considered a part of, this document.

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN? What are some of the key risks to investing in RBS ETNs? What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                      Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?
                     If you own a minimum amount of a specific RBS ETN, you can offer to have your ETNs repurchased by the relevant
                     Issuer at the redemption value through your broker, provided that your broker offers at least a minimum amount for
                     repurchase. This minimum amount, and the procedures that your broker will have to follow in order to have ETNs repurchased by the relevant Issuer, will be stated in the pricing supplement and prospectus related to your
 ETNs.

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN? What are some of the key risks to investing in RBS ETNs? What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us              What happens if I buy and hold an RBS ETN to its maturity?
                     If you own an RBS ETN on its maturity date, the relevant Issuer will pay you an amount in cash equal to the redemption
                     value of your ETN. The redemption value of an ETN will depend on the performance of the underlying market measure
                     (s) to which the ETN is linked, less the applicable investor fees. Any payment at maturity of the ETNs is subject to the
                     ability of the relevant Issuer and, in the case of the guarantee, the applicable guarantor, to satisfy their obligations when
                     due.

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN? What are some of the key risks to investing in RBS ETNs? What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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Products              How do I buy or sell an RBS ETN?
Learn About RBS ETNs
About Us
                     RBS ETNs are listed and traded on a U.S. securities exchange, and can be bought and sold during trading hours.
 You
                     can buy RBS ETNs through your broker, your financial advisor or an online trading platform. If an active secondary
                     market develops, we expect that most purchases and sales of RBS ETNs will occur in the secondary market during trading hours, in the same way as you would buy or sell stocks.

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN? What are some of the key risks to investing in RBS ETNs? What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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What are some of the market measures to which an RBS ETN can be linked?

The return on RBS ETNs may track underlying market measures across vario commodity indices, bond futures indices, and currencies. The underlying mark will be described in the pricing supplement and prospectus applicable to your

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their mat

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemp
Can an RBS ETN trade at a premium or discount to its redemption value? What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Sco RBS Entities) have each filed a registration statement
(including a prospectus) with the Securities and Exc which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant p documents that have been filed with the SEC for more complete information about the relevant RBS Entiti visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities In arrange to send you the relevant prospectus and pricing supplements if you request by calling
1-855-RBS

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What are RBS Exchange Traded Notes?

Products RBS Exchange Traded notes (ETNs) are unsecured and senior obligations of the relevant issuing RBS entity (the Issuer), which is Learn About RBS ETNs either The Royal Bank of Scotland N.V. (RBS N.V.) or The Royal Bank of Scotland
plc (RBS plc). RBS ETNs issued by RBS N.V. and RBS plc are fully and unconditionally guaranteed by RBS Holdings N.V. (RBS Holdings) and The Royal
Bank of Scotland Group plc About Us (RBS Group), respectively. Any payments on the RBS ETNs when they become due at maturity or upon early repurchase or redemption are dependent on the ability of the relevant Issuer to pay. The returns on the RBS ETNs track the performance of an underlying market measure(s). RBS ETNs are registered with the Securities and Exchange Commission
(SEC) under the Securities Act of 1933, and are listed on a U.S. securities exchange.

To download a PDF copy of the FAQs, click here

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The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

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4/19/2012

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RBS US Mid Cap Trendpilot™ ETN

TRNM

Product Detail

The RBS US Mid Cap Trendpilot™ETNs are designed for investors who seek exposure to the RBS US Mid Cap Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the S&P MidCap 400® Total Return Index (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Benchmark Index**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 23.6484**
Shares Outstanding	**1,370,000**
Issue Size (USD 000's)	**$ 32,398**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fee when Tracking Benchmark Index	**1.00 %**
Inception Date	**01/25/11**
Maturity	**01/25/41**
Last Update	**4/18/2012 2:00:00 AM**

Codes

ISIN	**US78009L2097**
CUSIP	**78009L209**
Ticker	**TRNM**
Underlying	**RBS US Mid Cap Trendpilot Index**
Intraday Indicative Value Ticker	**TRNM.IV**

Download Prospectus (661 KB)

Download Factsheet (318 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland N.V. shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 3/30/2012)

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+1.88%	+7.96%	+7.96%	+7.96%	-9.60%	-2.89%
Redemption Value	+1.80%	+7.72%	+7.59%	+7.72%	-10.30%	-3.81%
ETN Market Return	+1.77%	+7.97%	+7.78%	+7.97%	-10.22%	-3.60%

Source: Bloomberg

RBS US ETN - Product Detail

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption
Value of the RBS ETN from the month end of the relevant period (e.g., the Daily
Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be)
through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the
RBS ETNs as reported on NYSE Arca from the month end of the relevant period
(e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets.
Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs do not pay interest. Any payment on the RBS ETNs is subject to ability of The Royal
Bank of Scotland N.V. (RBS NV), as the issuer, and RBS Holdings N.V., as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: The Royal Bank of Scotland N.V. (RBS NV) and RBS
Holdings N.V. (RBS Holdings) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the
offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS NV and RBS Holdings, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively,
RBS NV, RBS Holdings, RBS Securities Inc. (RBSSI) or any dealer participating in the relevant offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS
(toll-free).

RBS US Mid Cap Trendpilot(TM) Index (USD) (Index) is the property of The Royal
Bank of Scotland plc, which has contracted with Standard and Poor's Financial
Services LLC (S and P) to maintain and calculate the Index. The S and P MidCap 400[R]
Index is the exclusive property of S and P and has been licensed for use by RBSSI and its affiliates in connection with the Index. S and P shall have no liability for any errors or omissions in calculating the Index. "Standard and Poor's[R],"
"S and P[R]" and "S and P MidCap 400[R]" are registered trademarks of S and P. "Calculated by S and P Custom Indices" and its related stylized mark are service marks of S and P and have been licensed for use by RBSSI and its affiliates. The RBS ETNs are not sponsored, endorsed, sold or promoted by S and P or its affiliates, and neither
S and P nor its affiliates make any representation regarding the advisability of investing in the RBS ETNs.

Privacy Statement

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http://usmarkets.rbs.com/etnUS/TRNM

4/19/2012

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RBS US Large Cap Trendpilot™ ETN

TRND

Product Detail

The RBS US Large Cap Trendpilot™ ETNs are designed for investors who seek exposure to the RBS US Large Cap Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the S&P 500® Total Return Index (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive Index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Benchmark Index**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 26.5841**
Shares Outstanding	**2,589,000**
Issue Size (USD 000's)	**$ 68,826**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fee when Tracking Benchmark Index	**1.00 %**
Inception Date	**12/06/10**
Maturity	**12/07/40**
Last Update	**4/18/2012 2:00:00 AM**

Codes

ISIN	**US78009L3087**
CUSIP	**78009L308**
Ticker	**TRND**
Underlying	**RBS US Large Cap Trendpilot Index**
Intraday Indicative Value Ticker	**TRND.IV**

Download Prospectus (867 KB)

Download Factsheet (318 KB)

"**The Annual Investor Fee**" accrues on a daily basis.
"**Daily Redemption Value**" refers to the price per ETN at which The Royal Bank of Scotland N.V. shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"**Shares Outstanding**" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"**Issue Size (USD 000's)**" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"**Current RBS Trendpilot Indicator**" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 3/30/2012).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+3.31%	+12.59%	+12.60%	+12.59%	+0.25%	+9.31%
Redemption Value	+3.21%	+12.31%	+12.17%	+12.31%	-0.56%	+8.09%
ETN Market Return	+3.33%	+12.34%	+12.16%	+12.34%	-0.70%	+8.12%

Source: Bloomberg

RBS US ETN - Product Detail

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption
Value of the RBS ETN from the month end of the relevant period (e.g., the Daily
Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be)
through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the
RBS ETNs as reported on NYSE Arca from the month end of the relevant period
(e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets.
Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs do not pay interest. Any payment on the RBS ETNs is subject to ability of The Royal
Bank of Scotland N.V. (RBS NV), as the issuer, and RBS Holdings N.V., as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: The Royal Bank of Scotland N.V. (RBS NV) and RBS
Holdings N.V. (RBS Holdings) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the
offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS NV and RBS Holdings, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively,
RBS NV, RBS Holdings, RBS Securities Inc. (RBSSI) or any dealer participating in the relevant offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS
(toll-free).

RBS US Large Cap Trendpilot(TM) Index (USD) (Index) is the property of The
Royal Bank of Scotland plc, which has contracted with Standard and Poor's
Financial Services LLC (S and P) to maintain and calculate the Index. The S and P
500[R] Index is the exclusive property of S and P and has been licensed for use by
RBSSI and its affiliates in connection with the Index. S and P shall have no liability for any errors or omissions in calculating the Index. "Standard and
Poor's[R]," "S and P[R]" and "S and P 500[R]" are registered trademarks of S and P.
"Calculated by S and P Custom Indices" and its related stylized mark are service marks of S and P and have been licensed for use by RBSSI and its affiliates. The
RBS ETNs are not sponsored, endorsed, sold or promoted by S and P or its affiliates, and neither S and P nor its affiliates make any representation regarding the advisability of investing in the RBS ETNs.

Privacy Statement

Terms and Conditions

http://usmarkets.rbs.com/etnUS/TRND

4/19/2012

Home Product List Learn about RBS ETNs Contact US About Us

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RBS Oil Trendpilot™ ETN

TWTI

Product Detail

The RBS Oil Trendpilot™ ETNs are designed for investors who seek exposure to the RBS Oil Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the RBS 12-Month Oil Total Return Index (USD) (the "Benchmark Index", as described below) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs. Conversely, if the closing level of the Benchmark Index is below such average for five consecutive Index business days (i.e., a "negative trend" is established) then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.

The Benchmark Index utilizes a rules-based methodology to provide exposure to a hypothetical notional investment in a series of twelve (12) light sweet crude oil (WTI) futures contracts that are traded on the New York Mercantile Exchange ("NYMEX"). The twelve (12) futures contracts comprising the Benchmark Index on any given day will be the futures contract scheduled to expire in the immediately following calendar month and futures contracts scheduled to expire in each of the eleven months thereafter. The Benchmark Index is rebalanced on a monthly basis so that each of the twelve (12) futures contracts is equally weighted upon each rebalancing.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Benchmark Index**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 27.2396**
Shares Outstanding	**320,000**
Issue Size (USD 000's)	**$ 8,717**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fee when Tracking Benchmark Index	**1.10 %**
Inception Date	**09/13/11**
Maturity	**09/13/41**
Last Update	**4/18/2012 2:00:00 AM**

Codes

ISIN	**US78009P1277**
CUSIP	**78009P127**
Ticker	**TWTI**
Underlying	**RBS Oil Trendpilot Index**
Intraday Indicative Value Ticker	**TWTI.IV**

Download Prospectus (979 KB)

Download Factsheet (219 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 3/30/2012)

The returns indicated below reflect the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	-3.04%	+5.57%	+10.04%	+5.57%	N/A	+10.04%
Redemption Value	-3.12%	+5.31%	+9.55%	+5.31%	N/A	+9.53%

RBS US ETN - Product Detail

 1 mo.

ETN Market Return -2.85%

Source: Bloomberg

3 mo.

+5.12%

6 mo.

9.76%

YTD 1 Yr. Since Inception

+5.12% N/A +9.76%

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption
Value of the RBS ETN from the month end of the relevant period (e.g., the Daily
Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be)
through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the
RBS ETNs as reported on NYSE Arca from the month end of the relevant period
(e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of crude oil and, consequently, may not be representative of an investment that provides exposure to crude oil. The
Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. Liquidity of the market for RBS ETNs may vary over time.
The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc
(RBS plc), as the issuer, and The Royal Bank of Scotland Group plc (RBS Group),
as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have each filed a registration statement (including a prospectus) with the U.S. Securities and Exchange
Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the relevant prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the
SEC website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. or any
dealer participating in the offering will arrange to send you the prospectus and pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS
(toll free).

The Index and the Benchmark Index are the property of RBS plc. The Index and the Benchmark Index are calculated by NYSE Arca, a wholly-owned subsidiary of
NYSE Euronext. The RBS ETNs, which track the Index and may track the Benchmark
Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and
NYSE Arca makes no representation regarding the advisability of investing in the securities.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
WITH RESPECT TO THE INDEX OR BENCHMARK INDEX OR ANY DATA INCLUDED THEREIN. IN
NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE,
INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED
OF THE POSSIBILITY OF SUCH DAMAGES.

Privacy Statement

Terms and Conditions

http://usmarkets.rbs.com/etnUS/TWTI

4/19/2012

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RBS NASDAQ-100® Trendpilot™ ETN

TNDQ

Product Detail

The RBS NASDAQ-100® Trendpilot™ ETNs are designed for investors who seek exposure to the RBS NASDAQ-100® Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the NASDAQ-100® Total Return IndexSM (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive Index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Benchmark Index**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 29.7302**
Shares Outstanding	**280,000**
Issue Size (USD 000's)	**$ 8,324**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fee when Tracking Benchmark Index	**1.00 %**
Inception Date	**12/08/11**
Maturity	**12/13/41**
Last Update	**4/18/2012 2:00:00 AM**

Codes

ISIN	**US78009P1434**
CUSIP	**78009P143**
Ticker	**TNDQ**
Underlying	**RBS NASDAQ 100 Trendpilot Index**

Download Prospectus (923 KB)

Download Factsheet (334 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 3/30/2012)

The returns indicated below reflect the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+5.07%	+21.24%	N/A	+21.24%	N/A	+21.03%
Redemption Value	+4.98%	+20.94%	N/A	+20.94%	N/A	+20.65%
ETN Market Return	+4.63%	+22.35%	N/A	+22.35%	N/A	+20.83%

Source: Bloomberg

RBS US ETN - Product Detail

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption
Value of the RBS ETN from the month end of the relevant period (e.g., the Daily
Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be)
through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the
RBS ETNs as reported on NYSE Arca from the month end of the relevant period
(e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets.
Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer, and
The Royal Bank of Scotland Group plc, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS
ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal
Bank of Scotland Group plc (RBS Group) have filed a registration statement
(including a prospectus) with the U.S. Securities and Exchange Commission (SEC)
for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or
any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling
1-855-RBS-ETPS (toll free).

NASDAQ[R], OMX[R], NASDAQ OMX[R], NASDAQ-100[R], NASDAQ-100 Index[R] and
NASDAQ-100[R] Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The Index is the property of RBS plc. RBS plc has contracted with The NASDAQ
OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party. Currently, the Index is calculated and maintained by
Standard and Poor's ("S and P") on behalf of The NASDAQ OMX Group, Inc. S and P and the
Corporations shall have no liability for any errors or omissions in calculating the Index. The RBS ETNs, which are based on the Index, have not been passed on by the Corporations or S and P as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or S and P. THE
CORPORATIONS AND S and P MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO
THE RBS ETNs.

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CUSIP, Text

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About Us

RBS Gold Trendpilot™ ETN

TBAR

Product Detail

The RBS Gold Trendpilot™ ETNs are designed for investors who seek exposure to the RBS Gold Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the Price of Gold Bullion (as defined below) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Price of Gold Bullion on a simple historical moving average basis. If the Price of Gold Bullion is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Price of Gold Bullion, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the Price of Gold Bullion is below such average for five consecutive index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Price of Gold Bullion and will have no exposure to the Price of Gold Bullion until the next positive trend.

The "Price of Gold Bullion" on any given day means the spot price of physical gold, as measured by the afternoon gold fixing price (also known as the London Gold P.M. Fixing Price) per troy ounce of gold for delivery in London through a member of the London Bullion Market Association ("LBMA") authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on such day. The Price of Gold Bullion is also published on Bloomberg page "GOLDLNPM Index."

For the purposes of the Product Facts below, the Price of Gold Bullion is also referred to as the "Benchmark Index".

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Cash Rate**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 28.9611**
Shares Outstanding	**885,000**
Issue Size (USD 000's)	**$ 25,631**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fee when Tracking Benchmark Index	**1.00 %**
Inception Date	**02/17/11**
Maturity	**02/15/41**
Last Update	**4/18/2012 2:00:00 AM**

Codes

ISIN	**US78009L4077**
CUSIP	**78009L407**
Ticker	**TBAR**
Underlying	**RBS Gold Trendpilot Index**
Intraday Indicative Value Ticker	**TBAR.IV**

Download Prospectus (743 KB)

Download Factsheet (315 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland N.V. shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Price of Gold Bullion when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 3/30/2012)

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	-6.82%	+5.50%	-0.29%	+5.50%	+12.25%	+17.13%
Redemption Value	-6.88%	+5.27%	-0.76%	+5.27%	+11.17%	+15.87%

RBS US ETN - Product Detail

 1 mo.

ETN Market Return -3.01%

Source: Bloomberg

3 mo.

+2.84%

6 mo.

-1.03%

YTD 1 Yr. Since Inception

+2.84% +11.51% +15.88%

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption
Value of the RBS ETN from the month end of the relevant period (e.g., the Daily
Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be)
through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the
RBS ETNs as reported on NYSE Arca from the month end of the relevant period
(e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Price of Gold Bullion, and is expected to perform poorly in volatile markets. Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs do not pay interest. Any payment on the RBS ETNs is subject to ability of The
Royal Bank of Scotland N.V. (RBS NV), as the issuer, and RBS Holdings N.V., as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: The Royal Bank of Scotland N.V. (RBS NV) and RBS
Holdings N.V. (RBS Holdings) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the
offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS NV and RBS Holdings, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively,
RBS NV, RBS Holdings, RBS Securities Inc. (RBSSI) or any dealer participating in the relevant offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS
(toll-free).

RBS Gold Trendpilot(TM) Index (USD) (Index) is the property of The Royal Bank of Scotland plc, which has contracted with Standard and Poor's Financial Services
LLC (S and P) to maintain and calculate the Index. S and P shall have no liability for any errors or omissions in calculating the Index. "Standard and Poor's[R],"
"S and P[R]" are registered trademarks of S and P. "Calculated by S and P Custom Indices"
and its related stylized mark are service marks of S and P and have been licensed for use by RBSSI and its affiliates. The RBS ETNs are not sponsored, endorsed, sold or promoted by S and P or its affiliates, and neither S and P nor its affiliates make any representation regarding the advisability of investing in the RBS
ETNs.

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RBS Global Big Pharma ETN

DRGS

Product Detail

The RBS Global Big Pharma ETNs are designed for investors who seek exposure to the NYSE Arca Equal Weighted Pharmaceutical Total Return Index (the "Index"). The Index is designed to track the performance of the equity securities of a cross section of companies involved in various phases of development, production and marketing of pharmaceuticals, with the component securities represented in approximately equal dollar amounts. The Index is rebalanced quarterly at the close of trading on the third Friday of March, June, September and December.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 27.9226**
Shares Outstanding	**160,000**
Issue Size (USD 000's)	**$ 4,468**
Annual Investor Fees	**0.60%**
Inception Date	**10/21/11**
Maturity	**10/25/41**
Last Update	**4/18/2012 2:00:00 AM**

Codes

ISIN	**US78009P1350**
CUSIP	**78009P135**
Ticker	**DRGS**
Underlying	**NYSE Arca Equal Weighted Pharmaceutical Total Return Index**
Intraday Indicative Value Ticker	**DRGS.IV**

Download Prospectus (622 KB)

Download Factsheet (306 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 3/30/2012)

The returns indicated below reflect the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+2.40%	+5.17%	N/A	+5.17%	N/A	+11.61%
Redemption Value	+2.35%	+5.01%	N/A	+5.01%	N/A	+11.31%
ETN Market Return	+2.62%	+5.42%	N/A	+5.42%	N/A	+11.96%

Source: Bloomberg

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

RBS US ETN - Product Detail

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. Liquidity of the market for
RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The
Royal Bank of Scotland plc (RBS plc), as the issuer, and The Royal Bank of
Scotland Group plc (RBS Group), as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS
ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have each filed a registration statement (including a prospectus) with the U.S. Securities and Exchange
Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the relevant prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the
SEC website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. or any
dealer participating in the offering will arrange to send you the prospectus and pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS
(toll free).

The NYSE Arca Equal Weighted Pharmaceutical Total Return Index(SM) is a service mark of NYSE Euronext or its affiliates (NYSE Euronext) and has been licensed for use by The Royal Bank of Scotland plc and RBS Securities, Inc. (Licensees)
in connection with the RBS ETNs. Neither the Licensees nor the RBS ETNs is sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the RBS ETNs or the ability of the NYSE
Arca Equal Weighted Pharmaceutical Total Return IndexSM to track general stock market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
WITH RESPECT TO THE NYSE
ARCA EQUAL WEIGHTED PHARMACEUTICAL TOTAL RETURN INDEX(SM) OR ANY DATA INCLUDED
THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL,
PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF
NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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RBS US ETN - Product Detail

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Search:               RBS China Trendpilot[] ETN
CUSIP, Text           TCHI
                       Product Detail
 Products
 Learn About RBS ETNs
                      The RBS China Trendpilot[] ETNs are designed for investors who seek exposure to the RBS China Trendpilot[]
 Index (USD) (the
 About Us             "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the BNY
 Mellon China Select ADR Total
                      Return Index[] (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S.
 Treasury bills as of the most
                      recent weekly auction (the "Cash Rate"), depending on the performance of the Benchmark Index on a simple historical moving average
                      basis. If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for three
                      consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will
                      have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the closing level of any
 Benchmark Index is below its
                      historical 100-Index business day simple moving average for three consecutive Index business days (i.e., a
 "negative trend" is
                      established), the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark
                      Index until the next positive trend occurs.

Product Facts                    Codes
                      Exchange   ISIN                 US78009P1509
Product type         Traded Note                                      Download Prospectus (813
                          (ETN)  CUSIP                   78009P150    KB)
Current RBS          Benchmark   Ticker                       TCHI
Trendpilot Indicator      Index                                       Download Factsheet (156 KB)
                                 Underlying              RBS China
Exchange name         NYSE Arca                      Trendpilot Index
Daily Redemption       $ 24.8925 Intraday Indicative        TCHI.IV
Value                            Value Ticker
Shares Outstanding      160,000
Issue Size (USD          $ 4,000
000's)
Annual Investor Fee
when Tracking Cash       0.50%
Rate
Annual Investor Fee
when Tracking            1.10%
Benchmark Index
Inception Date          04/13/12
Maturity                04/18/42
                       4/18/2012
Last Update          2:00:00 AM

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of
Scotland plc shall repurchase any ETNs offered by investors for repurchase
(provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus.
The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States. "Issue Size (USD
000's)" means an amount equal to the Daily Redemption Value multiplied by
Shares Outstanding.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets.
Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc ("RBS plc"), as the
issuer, and The Royal Bank of Scotland Group plc ("RBS Group"), as the
guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange
Commission ("SEC") for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS
Group,

RBS US ETN - Product Detail

and the offering. You may get these documents for free by visiting EDGAR on the
SEC's website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc.
("RBSSI") or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS.

BNY Mellon is a corporate brand of The Bank of New York Mellon Corporation and may be used as a generic term to reference the corporation as a whole or its various subsidiaries. BNY Mellon and BNY Mellon ADR Indices and BNY Mellon DR
Indices are service marks owned by The Bank of New York Mellon Corporation.
This information is provided for general purposes only and is not investment advice. We provide no advice nor recommendations or endorsement with respect to any company, security or products based on any index licensed by BNY Mellon, and we make no representation regarding the advisability of investing in the same. BNY Mellon's Depositary Receipt business is conducted through BNY
Mellon.

BNY Mellon does not guarantee the accuracy, timeliness and/or completeness of
BNY Mellon ADR Indices and BNY Mellon DR Indices, or any associated indices, or any data included therein, and BNY Mellon shall have no liability for any errors, omissions, or interruptions therein. BNY Mellon makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to BNY Mellon ADR
Indices and BNY Mellon DR Indices or any associated indices, or any data included therein, or any materials derived from such data. Without limiting any of the foregoing, in no event shall the company have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. For the full disclaimer please see the pricing supplement relating to the notes that RBS plc and RBC
Group filed with the SEC.

RBS China Trendpilot[] Index is maintained and calculated by Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC.
"Dow Jones Indexes" is a service mark of Dow Jones Trademark Holdings LLC ("Dow
Jones"). The RBS China Trendpilot[] ETNs are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME
Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of investing in the ETNs.

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7 Products found

  Name                             Ticker Maturity Inception Date Annual Investor Fees
---------------------------------- ------ -------- -------------- --------------------
RBS China Trendpilot[] ETN         TCHI   04/18/42   04/13/12          1.10%*
---------------------------------- ------ -------- -------------- --------------------
RBS Global Big Pharma ETN          DRGS   10/25/41   10/21/11          0.60%
---------------------------------- ------ -------- -------------- --------------------
RBS Gold Trendpilot[] ETN          TBAR   02/15/41   02/17/11          1.00%*
---------------------------------- ------ -------- -------------- --------------------
RBS NASDAQ-100[R] Trendpilot[] ETN TNDQ   12/13/41   12/08/11          1.00%*
---------------------------------- ------ -------- -------------- --------------------
RBS Oil Trendpilot[] ETN           TWTI   09/13/41   09/13/11          1.10%*
---------------------------------- ------ -------- -------------- --------------------
RBS US Large Cap Trendpilot[] ETN  TRND   12/07/40   12/06/10          1.00%*
---------------------------------- ------ -------- -------------- --------------------
RBS US Mid Cap Trendpilot[] ETN    TRNM   01/25/41   01/25/11          1.00%*

With respect to the RBS Gold Trendpilot ETNs, RBS US Large Cap Trendpilot ETNs,
RBS US Mid Cap Trendpilot, and RBS NASDAQ-100[R] Trendpilot[] ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

With respect to the RBS Oil Trendpilot ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.10% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

NASDAQ[R], OMX[R], NASDAQ OMX[R], NASDAQ-100[R], NASDAQ-100 Index[R] and
NASDAQ-100[R] Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The Index is the property of RBS plc. RBS plc has contracted with The NASDAQ
OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party. Currently, the Index is calculated and maintained by
Standard and Poor's ("S and P") on behalf of The NASDAQ OMX Group, Inc. S and P and the
Corporations shall have no liability for any errors or omissions in calculating the Index. The RBS ETNs, which are based on the Index, have not been passed on by the Corporations or S and P as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or S and P. THE
CORPORATIONS AND S and P MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO
THE RBS ETNs.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any
RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov .
Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS
(toll-free).

RBS ETNs - About Us

http://usmarkets.rbs.com/etnUS/aboutus

4/19/2012

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About Us

Founded in 1727, The Royal Bank of Scotland Group plc (RBS Group) is the
holding company of a large global banking and financial services group, headquartered in Edinburgh. Globally, RBS Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland N.V. (RBS
N.V.) and Citizens Financial Group, Inc. are subsidiaries of RBS Group. RBS
Securities Inc., a U.S. registered broker-dealer, member of the Financial
Industry Regulatory Authority (FINRA) and the Securities Investor Protection
Corporation (SIPC), is an indirect wholly-owned subsidiary of RBS plc and an affiliate of RBS N.V.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus)
with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V.,
RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-866 -747-4332 (toll-free).

RBS Americas Headquarters 600 Washington Boulevard Stamford, CT 06901

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